Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael W. Sutherlin and Sean D. Major, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators and other governmental as necessary or advisable, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, each of the undersigned has signed below as of March 31, 2011.

Signature	Title

/s/ Michael W. Sutherlin	President, Chief Executive Officer and Director
Michael W. Sutherlin	(Principal Executive Officer)

/s/ Michael S. Olsen	Executive Vice President, Chief Financial Officer and Treasurer
Michael S. Olsen	(Principal Financial Officer)

/s/ Ricky T. Dillion	Vice President, Controller and Chief Accounting Officer
Ricky T. Dillon	(Principal Accounting Officer)

/s/ John Nils Hanson	Chairman of the Board of Directors
John Nils Hanson

/s/ Steven L. Gerard	Director
Steven L. Gerard

Signature	Title

/s/ Gale E. Klappa	Director
Gale E. Klappa

/s/ Richard B. Loynd	Director
Richard B. Loynd

/s/ P. Eric Siegert	Director
P. Eric Siegert

/s/ James H. Tate	Director
James H. Tate